STANDSTILL AGREEMENT

This STANDSTILL AGREEMENT (this “Agreement”) is entered into as of November 9, 2023 (the “Standstill Effective Date”), by and among 5E Advanced Materials, Inc., a Delaware corporation (the “Issuer”), BEP Special Situations IV LLC (“Bluescape”), Alter Domus (US) LLC (“Collateral Agent”), Ascend Global Investment Fund SPC – Strategic SP (“Ascend”), and Mayfair Ventures Pte Ltd (“Mayfair”) in connection with that certain Note Purchase Agreement dated as of August 11, 2022, among the Issuer, certain subsidiaries of the Issuer as guarantors, Bluescape as Purchaser, and the Collateral Agent (as amended, modified and supplemented from time to time, the “Note Purchase Agreement”). The Issuer, Bluescape, the Collateral Agent, Ascend and Mayfair collectively with their respective successors and assigns, are collectively referred to herein as the “Parties”, and each individually, collectively with their respective successors and assigns, a “Party”.

WHEREAS, the Issuer, Bluescape, and Ascend are working to document a recapitalization transaction contemplated among Issuer, Bluescape, and Ascend (the “Transaction”).

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

Section 1. Definitions. Except as otherwise defined in this Agreement, terms defined in the Note Purchase Agreement are used herein as defined therein. For purposes of this Agreement, the following terms shall have the following meanings:

1.01.
Defined Terms.

“Standstill Termination Date” means the earliest to occur of (a) December 1, 2023, (b) the initiation or other exercise of any remedy by any creditor (other than any Purchaser or the Collateral Agent) holding Indebtedness of the Issuer or any guarantor in an amount greater than US$750,000.00, and (c) the date on which Issuer begins an Insolvency Proceeding, or an Insolvency Proceeding is begun against Issuer (other than by any Purchaser or the Collateral Agent).

Section 2. Standstill. Until the occurrence of the Standstill Termination Date, (i) Issuer, Bluescape, and the Collateral Agent hereby covenant and agree that any Purchaser and the Collateral Agent shall not exercise their rights, remedies, powers, privileges and defenses under the Note Documents with respect to the occurrence of any Default or Event of Default (other than with respect to the charging of any default interest, as may be applicable, in accordance with the terms of the Note Purchase Agreement), nor shall any Purchaser direct the Collateral Agent to do the same, and (ii) each Party hereby covenants and agrees that it shall forbear from instituting or pursuing as against any other Party any suit or proceeding in any court, or taking any other formal action, or sending any legal notice, concerning, or in connection with, the Note Documents or matters arising therefrom or related thereto, and the Parties further agree that any such suit or proceeding or formal action or legal notice shall be null and void and without force or effect.

Section 3. Conditions Precedent. The effectiveness of this Agreement and the obligations of Parties hereunder are subject to the satisfaction of the following conditions:

3.01.
Counterparts. Each Party to this Agreement shall have received a fully executed counterpart to this Agreement duly executed by the Parties hereto.

3.02.
Chief Restructuring Officer. Issuer shall have appointed Peter Kravitz as Chief Restructuring Officer who shall report directly to the Issuer’s board of directors and whose scope of authority shall be acceptable to Bluescape in its sole discretion. At all times during the Standstill Period and thereafter until Bluescape in its sole discretion agrees that the Chief Restructuring Officer role is no longer needed, the Issuer shall maintain the appointment of the Chief Restructuring Officer as provided for in the immediately preceding sentence. If the Chief Restructuring Officer resigns for any reason, Issuer shall appoint a replacement Chief Restructuring Officer acceptable to Bluescape, in its sole discretion, within five (5) Business Days.

3.03.
Fees. Issuer shall have paid all outstanding legal fees of counsel to the Purchaser, Kirkland & Ellis LLP and Clifford Chance LLP, and counsel to the Collateral Agent, Holland & Knight LLP, in each case, as accrued and invoiced in connection with the Note Documents.

Section 4. No Waiver; Reservation of Rights.

4.01.
The Purchaser have not waived, and are not waiving, by the execution of this Agreement or the acceptance of any payments hereunder or under the Note Purchase Agreement any Default or Event of Default whether now existing or hereafter arising under the Note Purchase Agreement or any of the other Note Documents, or its respective rights, remedies, powers, privileges and defenses arising as a result thereof or otherwise, and no failure on the part of the Purchasers to exercise and no delay in exercising, including without limitation the right to take any enforcement actions, and no course of dealing with respect to, any right, remedy, power, privilege or defense hereunder, under the Note Purchase Agreement or any other Note Document, at law or in equity or otherwise, arising as the result of any Default or Event of Default whether now existing or hereafter arising under the Note Purchase Agreement or any of the other Note Documents or the occurrence thereof or any other action by Note Parties and no acceptance of partial performance or partial payment by the Purchasers shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, privilege or defense hereunder, under the Note Purchase Agreement or under any other Note Document, at law, in equity or otherwise, preclude any other or further exercise thereof or the exercise of any other right, remedy, power, privilege or defense nor shall any failure to specify any Default or Event of Default in this Agreement constitute any waiver of such Default or Event of Default.

4.02.
The Parties agree that this Agreement is not intended as and shall not be construed or deemed an admission adverse to any Party hereto of (i) liability to any person and/or entity, (ii) the commission of any act or wrong which was or could have been alleged in any action, or (iii) the violation of any law or regulation. No Party has waived, or has intended to waive, any of its rights with respect to any actions, except as expressly provided in this Agreement.

Section 5. Representations and Warranties. Each Party hereto represents and warrants to each other Party hereto that it has the requisite power and authority to enter into this Agreement and to undertake its respective obligations contemplated hereby. The Issuer hereby represents and warrants to the other Parties party hereto that its Board of Directors has approved moving forward to document the Transaction.

Section 6. Amendments. No amendment, modification, termination or waiver of any provision of this Agreement shall in any event be effective without the written concurrence of each Party hereto (which may be provided by e-mail).

Section 7. Miscellaneous. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page to this Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement and any agreements referred to herein constitute the entire contract among the parties hereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This

Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, without application of any choice of law provisions that would require the application of the law of another jurisdiction.

Section 9. Jurisdiction; etc.

(a)
EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT LOCATED IN NEW YORK COUNTY OR FEDERAL COURT OF THE UNITED STATES SITTING IN NEW YORK COUNTY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT IN THE COURTS OF ANY JURISDICTION.

(b)
Each of the Parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 10. Waiver of Jury Trial. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES IN CONNECTION HEREWITH. EACH PARTY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF THIS AGREEMENT) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY ENTERING INTO THIS AGREEMENT.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

PARTIES:

5E ADVANCED MATERIALS, INC.,

By: /s/ Paul Weibel____________________________
Title: Chief Financial Officer

BEP SPECIAL SITUATIONS IV LLC

By: /s/ Jonathan Siegler_________________________
Title: Managing Director

ALTER DOMUS (US) LLC

By: /s/ Pinju Chiu______________________________
Title: Associate Counsel

ASCEND GLOBAL INVESTMENT FUND SPC - STRATEGIC SP

By: /s/ Mulyadi Tjandra_________________________
Title: Director

MAYFAIR VENTURES PTE LTD.

By: /s/ Chow Woei Horng_______________________
Title: Director

Signature Page to Standstill Agreement